CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated November 24, 2010, relating to the financial statements and financial highlights of BlackRock Total Return Portfolio II, BlackRock Bond Portfolio and BlackRock Managed Income Portfolio, each a series of BlackRock Funds II, appearing in the Annual Reports on Form N-CSR of BlackRock Funds II for the year ended September 30, 2010, and to the references to us under the headings “Other Service Providers—Independent Registered Public Accounting Firm”, “Financial Highlights”, “Form of Agreement and Plan of Reorganization—Representations of the Company, on behalf of the Target Fund” and “Form of Agreement and Plan of Reorganization—Representations of the Company, on behalf of the Acquiring Fund” in the Combined Prospectus/Information Statement, and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/  Deloitte & Touche LLP

Philadelphia, Pennsylvania

March 31, 2011